                                                                   EXHIBIT 10.12


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of November 7, 1998, to be effective as of April 15, 1997, by and between BINDVIEW DEVELOPMENT CORPORATION, a Texas corporation (the "Corporation"), and Scott Plantowsky (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Corporation is primarily engaged in the development, service and maintenance of Network and Systems Management Software and other related endeavors ancillary to such activities (hereinafter referred to as the "Business"); and

         WHEREAS, Employee has particular skills, knowledge and abilities useful to the Business, and the Corporation desires to employ the Employee, and the Employee desires to be employed by Corporation, pursuant to the terms and provisions contained herein; and

         NOW, THEREFORE, for and in consideration of the promises and mutual covenants and conditions contained herein, including employment or continued employment for the term specified hereafter, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT

         Section 1.01. Employment and Title. (a) The Corporation hereby agrees to employ Employee, and Employee hereby accepts employment, as Vice-President and Chief Financial Officer upon and subject to the terms and conditions hereinafter set forth. This agreement supersedes any and all prior agreements and understandings, both written and oral, concerning such employment and each party hereto expressly revokes and cancels any and all such agreements and understandings. As Vice-President and Chief Financial Officer, Employee shall serve the Corporation on a full-time basis (except as provided in Section 1.01(c) hereof) subject to the supervision and control of the Corporation's Board of Directors (hereinafter referred to as the "Board") and other designated and/or authorized officers and managers ("Supervisor"). Employee hereby agrees to serve the Corporation in such capacity during the Employment Term (as hereinafter defined).

         (b) During the Employment Term, Employee shall perform services hereunder (i) for the compensation set forth herein and without additional compensation unless otherwise agreed to in writing between the Corporation and Employee, and (ii) in such employment capacity for the Corporation or any successor thereof to which Employee may be directed by the Corporation's Board or the Board of Directors of any such successor. The Corporation may also utilize Employee in any other work or activity in furtherance of the Business in which Employee's talents may be applied in a manner commensurate with Employee's position, training, knowledge, skills and abilities.

         (c) Employee agrees to serve the Corporation faithfully and to the best of Employee's abilities in furtherance of the Business, and to perform any and all duties directed by the Board or Supervisor, during the course of Employee's employment. Except as otherwise may be approved by the Corporation's Board or Supervisor, Employee further agrees to devote substantially all of Employee's business time, attention, abilities and energy exclusively to the business of the Corporation throughout the Employment Term, except for vacation periods and periods of sick leave in accordance with the Corporation's policies as may be adopted or amended from time to time; provided however, that Employee shall be specifically permitted to maintain his current activities in connection with his involvement in the businesses listed on
Exhibit I hereto commensurate with his past practices while employed by the Corporation.

         (d) Employee further agrees to abide by the Corporation's Articles of Incorporation, Bylaws, rules and regulations as may be in effect, amended and/or established from time to time by the Board and/or Supervisor.

         (e) Employee shall keep the Board informed, as the Board may request, as to all activities which Employee proposes to be or is engaged on behalf of the Corporation.

                                   ARTICLE II
                        COMPENSATION, BONUS AND BENEFITS

         Section 2.01. Compensation. As compensation for all services rendered pursuant to this Agreement, Employee shall initially be entitled to receive from the Corporation an aggregate base salary (hereinafter referred to as the "Base Salary") at the rate of One Hundred Ten Thousand Dollars ($110,000) per annum commencing with the execution hereof. Thereafter, Employee's annual Base Salary shall be determined by the Board on an annual basis. The annual Base Salary to be paid to Employee hereunder shall be paid in twenty four (24) equal installments less applicable withholding, FICA, other taxes and authorized deductions, if any.

         Section 2.02. Stock Options; Bonus. As additional compensation for all services rendered pursuant to this Agreement, the Corporation shall grant Employee a stock option in substantially the form attached hereto as Exhibit II ("Option Agreement").

         Section 2.03. Reimbursement for Expenses. As permitted by the Board from time to time, Employee shall be authorized to incur reasonable business expenses in connection with performing his duties herein and promoting the business. The Corporation shall reimburse Employee for all of his reasonable business expenses (including reasonable expenditures for travel, meals and hotel accommodations) incurred in the course of his employment by the Corporation pursuant to this Agreement. All reimbursements shall be in accordance with the Corporation's established expense reimbursement policies and shall be expressly conditioned upon the Corporation's receipt of all required information or documentation as generally determined by the Corporation, including, without limitation, all information or documentation necessary or appropriate for deduction of the payments by the Corporation on its federal and/or state income tax returns and all appropriate information relating to (i) the amount of the expenditure, (ii) the time, place and designation of the type of entertainment, travel or other expense, (iii) the business or other reason for the expenditure, and (iv) the names, occupations and addresses of each person entertained.

         Section 2.04. Fringe Benefits. Employee shall be entitled to participate in fringe benefits generally made available to senior management of the Corporation, as from time to time determined by the Board. In this regard, Employee shall be responsible for any costs generally charged to such employees for participation therein.

         Section 2.05. Vacation. Employee shall be entitled to take vacation with pay each year according to the policies of the Corporation. Vacation time shall be taken with due consideration to the services required of Employee and the requirements of the Corporation.

         Section 2.06. Bonuses and Other Compensation. Employee shall be entitled to bonuses and other compensation when specifically approved in writing in advance by the Board.

                                  ARTICLE III
          TERM, TERMINATION, RESIGNATION AND/OR DISABILITY, SEVERANCE

         Section 3.01. Term. The "Employment Term" pursuant to this Agreement shall begin upon execution hereof, and shall continue until January 1, 2000, unless (i) terminated sooner pursuant to the terms hereof or (ii) extended beyond such date by mutual agreement of the Corporation and the Employee.

         Section 3.02. Termination of Employment by the Corporation for Cause. The Corporation may terminate the employment of Employee for "Cause" if the Company's Board of Directors determines, in good faith, that the Employee has:

               (a) breached or habitually neglected the material duties which he was required to perform under any provision of this Agreement, which breach or habitual neglect continues after written notice to the Employee by the Corporation;

               (b) misappropriated funds or property of the Corporation or otherwise engaged in acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, even if not in connection with the performance of his duties hereunder, which would result in serious prejudice to the interests of the Corporation if he were retained as an employee;

               (c) secured any personal profit not disclosed to and approved by the Corporation in connection with any transaction entered into on behalf of or with the Corporation or any affiliate of the Corporation; or

               (d) is convicted by a court of competent jurisdiction of any felony.

In the event of termination of his employment for Cause, Employee shall be entitled to receive his salary due or accrued on a pro rata basis to the date of termination, any annual incentive award earned for fiscal years ending before his termination date but unpaid, and reimbursement of expenses properly incurred but not yet reimbursed.

         Section 3.03. Termination by the Corporation Without Cause. The Corporation may terminate the employment of Employee with fourteen days' written notice for any reason other than those enumerated in Section 3.02 hereof, in which event such termination shall be deemed a termination without Cause.

         Section 3.04. Termination of Employment by Employee for Good Reason. The Employee may terminate his employment for Good Reason with sixty (60) days' written notice to the Corporation. As used herein, "Good Reason" means the occurrence of any of the following events without Employee's prior written consent:

               (a) Eric J. Pulaski ceasing to serve as Chief Executive Officer of the Corporation for any reason other than death or disability;

               (b) a reduction by the Corporation in Employee's gross pay such that it no longer is commensurate with the gross pay of other executives of the Corporation; and

               (c) a failure by the Corporation to provide Employee with a package of fringe benefits that (taken as a whole) is of at least equivalent benefit to Employee when compared with the fringe benefits (when taken as a whole) in effect for Employee at the inception of this Agreement.

         Section 3.05. Employee's Resignation. Employee shall have the right to terminate employment and this Agreement at any time upon 60 days' written notice to the Corporation. In the event Employee voluntarily terminates employment and this Agreement and the Corporation is not in material breach of this Agreement. Employee shall only be entitled to receive compensation and benefits which accrued prior to the effective date of such resignation.

         Section 3.06. Termination due to Death, Disability, Retirement or Liquidation of the Business. The employment of the Employee and this Agreement may be terminated by the Corporation upon the occurrence of any of the following events, which termination shall be deemed a termination for reasons other than "Cause":

               (a) Employee's employment hereunder shall automatically terminate upon the death of Employee.

               (b) Employee's employment hereunder shall automatically terminate upon a determination by the Corporation's President or its Board that Employee is subject to a "Permanent Disability." For purposes of this Agreement, the terms "Permanently Disabled" or "Permanent Disability" shall mean a disability by reason of the occurrence of an injury or disease (including a mental illness) or a physical or mental condition which, in the opinion of the Board, results in Employee becoming unable to adequately perform, with or without reasonable accommodation, the essential functions of the Employee's customary duties for the Corporation, or otherwise results in the employee being unable to meet the definition of "a qualified individual with a disability," found in Section 12.111 of the Americans With Disabilities Act (42 U.S.C. ' 12.111[8]).

               (c) Employee's employment hereunder shall automatically terminate upon "Retirement." For purposes of this Agreement, the term "Retirement" means withdrawal from active employment with the Corporation at the age of sixty-five (65) years old, or older, with the intent not to be actively employed by the Corporation in the future. Employee shall not be deemed to be actively employed if the time anticipated to be devoted to the Business by Employee will average less than thirty (30) hours per week on an annualized basis.

               (d) Employee's employment hereunder shall automatically terminate upon the (1) liquidation and/or dissolution of the Corporation, or
(2) discontinuance of substantially all active operations of the Business in the primary area where Employee generally works. Termination of Employee's employment pursuant to this subparagraph shall be effective on the date that the event described above occurs unless otherwise determined by the Board.

         Section 3.07. Corporation's Option to Purchase Shares of Common Stock Upon Termination for Cause or Employee's Resignation. Upon the termination of the employment of Employee for any reason enumerated in Section 3.02 or Section
3.05 hereof, prior to the following dates (an "Option Event"), the Corporation may, at its option (the "Option"), purchase up to the following number of shares of common stock, no par value per share (the "Common Stock"), as set forth opposite such Option Event date, from Employee:

                                                                  Employee Shares of Common
              Option Event Prior to                            Stock Subject to Company Option
              ---------------------                            -------------------------------

                  July 1, 1998                                             87,500

                 January 1, 1999                                           65,625

                  July 1, 1999                                             43,750

                 January 1, 2000                                           21,875

The per share cash purchase price for the Option shall be $7.12 per share (the "Option Price"). The Option granted hereunder may be exercised from time to time by the Corporation delivering to the Employee (i) a written notification specifying the number of shares that the Corporation desires to purchase and
(ii) cash, certified check, bank draft, postal or express money order payable to the order of the Employee for an amount equal to the Option Price of such shares of Common Stock. The Option granted hereunder is not transferable by the Corporation. If the Corporation shall, with respect to shares of the Common Stock held of record on or after the date of this Agreement, effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class and per share Option Price of the shares of Common Stock subject to the Option hereunder shall be appropriately adjusted in such a manner as to entitle the Corporation to receive upon its exercise of the Option granted hereunder, for the same aggregate cash consideration, the same total number and class of shares as it would have received as a result of the event requiring the adjustment had it exercised the Option granted hereunder in full immediately prior to such event. Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or the Option Price of shares of Common Stock then subject to the Option granted hereunder.

                                   ARTICLE IV
              COVENANT NOT TO COMPETE AND CONFIDENTIAL INFORMATION

         Section 4.01. Restrictive Covenant. (a) During the Employment Term and for a period of two (2) years following the termination of Employee's employment with the Corporation for any reason including, without limitation, termination occasioned by Employee's resignation or the expiration of this Agreement, Employee shall not:

               (i) Directly or indirectly engage in, or work for, or own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm, corporation or institution engaged in the same or similar business activities to those now or hereafter carried on by the Corporation within the Area of Interest (as hereinafter defined);

               (ii) Interfere with the relationship of the Corporation and any of its employees, agents, representatives or Customers (as hereinafter defined);

               (iii) Directly or indirectly divert or attempt to divert from the Corporation any business in which the Corporation has been actively engaged during the Employment Term, or interfere with the relationships of the Corporation with its dealers, distributors, sources of supply or Customers; or

               (iv) Contact or otherwise seek or solicit business as now or hereafter carried on by the Corporation from any Customer of the Corporation within the Area of Interest. For purposes of this Agreement, a "Customer" is defined as any (A) individual, entity or member for whom services are provided or to whom products are sold by, or who has engaged in business with, the Corporation or any of its affiliates or subsidiaries as of the date of termination, or within the two (2) year period prior to the date of termination, of the Employee's employment hereunder, (B) person or entity which has been contacted by the Employee in the course of Employee's employment with the Corporation or its affiliates or subsidiaries, or (C) past, present and prospective Customers.

         (b) Employee's covenants against competition as set forth in subparagraph (a) above shall commence on the date of this Agreement and shall continue for a period of two (2) years after the date of termination of Employee's employment hereunder for any reason. The restraints against competition imposed upon and agreed to by Employee hereunder shall apply to, and be enforceable in, the United States (the area covered by these covenants against competition is herein referred to as the "Area of Interest").

         Section 4.02. Nondisclosure of Confidential Information. (a) Employee acknowledges that the Corporation may disclose to Employee, and that Employee may otherwise come into contact with, certain confidential information during the Employment Term Employee hereby covenants and agrees that Employee will not, without prior written consent of the Corporation, during the Term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Corporation. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, plans, customer lists, pricing materials and policies, purchasing methods and policies, billing and usage reports, or any other information of whatever nature in the possession or control of the Corporation which has not been published or disclosed to the general public, or which gives to the Corporation an opportunity to obtain an advantage over competitors who do not know of or currently use such confidential information. Employee further agrees that if Employee's employment hereunder is terminated for any reason, Employee will leave with the Corporation and will not take originals or copies of any and all confidential information and all other matters of whatever nature which bear secret or confidential information of the Corporation.

         (b) The foregoing paragraph shall not be applicable if and to the extent Employee is required to testify in a judicial or regulatory proceeding.

         (c) The foregoing covenants will not prohibit Employee from disclosing confidential or other information to other employees of the Corporation or to third parties to the extent that such disclosure is approved in writing by the Board prior to such disclosure and is necessary for the performance of Employee's duties under this Agreement.

         Section 4.03. Assignment.   Employee will disclose immediately to the
Corporation any discoveries or improvements (including without limitation any information relating to the development of software or any enhancements thereto) which are developed, in whole or in part, at the request of the Corporation or in the course of Employee's duties pursuant to this Agreement
("Discoveries").   As further consideration by Employee to the Corporation
hereunder, Employee hereby assigns and agrees to assign any Discoveries to the Corporation, whether such Discoveries arise under patent, copyright or other laws. The Corporation shall have the right to make any changes or modifications to the Discoveries. The Corporation hereby agrees to take such actions and execute and deliver such instruments or documents to carry out the provisions of this Section 4.03.

         Section 4.04. Survival of Covenants. The covenants of Article IV hereof shall survive any termination of Employee's employment and any termination of this Agreement, and shall be enforceable according to their terms.

         Section 4.05. Remedy for Breach. (a) Employee expressly recognizes and acknowledges that the terms and conditions of this Agreement and specifically Article IV hereunder are (i) reasonable as to time, geographical area and activity to be restrained, (ii) necessary to protect the good will or other legitimate business interest of the Corporation, and (iii) not unduly burdensome to Employee. Furthermore, the parties hereto recognize that irreparable injury will result to the Corporation, its business and property in the event of a breach or threatened breach of any of the above covenants by the Employee and that Employee's continued employment and compensation are based in large measure upon the covenants against competition and disclosure and the assurances made herein. Therefore, the parties hereto agree that in the event of a violation of any of the covenants herein against competition or disclosure of confidential information by the Employee:

               (i) all payments due to the Employee hereunder or under any other arrangement between the Employee and the Corporation shall be terminated and Employee shall have no contractual right to such unpaid sums;

               (ii)    Employee's employment hereunder may be terminated;

               (iii) the Corporation shall be entitled to any remedies and damages available to the Corporation at law or equity; and

               (iv) in addition to any other legal or equitable remedies and damages available, the Corporation shall be entitled to the issuance of restraining orders or injunctions, both temporary and permanent, in order to restrict the violation thereof by the Employee, Employee's partners, agents, servants, employees and employers, and all persons acting directly or indirectly for or with Employee.

         (b) Employee represents and admits that in the event of the termination of Employee's employment for any reason whatsoever, Employee's experience and capabilities are such that Employee can obtain employment in business engaged in other lines or of a different nature which would not violate this Agreement and that the enforcement of the remedy against Employee under this Agreement by way of an injunction or restraining order will not prevent Employee from earning a livelihood.

         (c) If any court of competent jurisdiction should hereinafter determine in the course of litigation that the provisions of this paragraph are unreasonable with respect to length of time, geographical area, or activities so restrained, then this clause shall be construed to operate for such period of time and such geographical area or areas and in respect of such activities as said court shall determine to be the maximum reasonable restraint in the circumstances, and the parties agree to submit such question or questions to such court in the event of any such determination of unreasonableness.


                                   ARTICLE V
                                 MISCELLANEOUS

         Section 5.01. Notices. All notices, demands or other communications required or provided hereunder shall be in writing and shall be deemed to have been given at the earlier of (i) actual receipt, or (ii) three (3) days after deposit in the United States mail as provided below. Notice may be sent by personal service, or by deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties.

         If to the Corporation:      Bindview Development Corporation
                                     3355 West Alabama, Suite 1200
                                     Houston, Texas 77098

         If to Employee:             Scott Plantowsky
                                     3369 Maroneal
                                     Houston, Texas  77025

         Section 5.02. Applicable Law. THIS AGREEMENT AND THE OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED, CONSTRUED, GOVERNED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.03. Entire Agreement. This Agreement contains the entire agreement between the parties relative to the matters covered herein, and supersedes any and all other oral and written agreements, express or implied, concerning the subject matter of this Agreement. No variations, modifications or changes in this Agreement shall be binding upon a party unless set forth in a document duly executed by or on behalf of such party.

         Section 5.04. Assignability. The Corporation, its transferees, successors and assigns reserve the right to assign this Agreement, and all of the rights and obligations of Corporation hereunder, to any of their respective successors, affiliates or future subsidiaries. Neither this Agreement, nor the rights and obligations created under it, may be assigned by Employee without the prior written consent of the Corporation.

         Section 5.05. Independent Covenants. The provisions contained in this Agreement are independent and separate. In the event that any provision is declared unenforceable, the other provisions shall not be affected or impaired but shall remain valid and enforceable.

         Section 5.06. Consent and Waiver. No consent or waiver, express or implied, by any party hereto of any breach or default by the other party shall be deemed or construed to be a consent or waiver to or of any other breach or default. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         Section 5.07. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, such illegality or unenforceability shall extend to that provision only, and the remainder of this Agreement shall be enforced to the greatest extent permitted by law as if such illegal or unenforceable provision were not incorporated herein.

         Section 5.08. Relationship of the Employee. The relationship between Employee and the Corporation shall be limited to the performance of duties and responsibilities contemplated by and in accordance with the terms of this Agreement. Nothing herein shall be construed to authorize Employee to act as agent of the Corporation for any other purposes.

         Section 5.09. Successors. Subject to the provisions of Section 5.04 hereof, this Agreement shall be binding upon the parties hereto, their heirs, administrators, successors, executors and assigns, and the parties hereto covenant and agree that they and their respective heirs, executors, successors, administrators and assigns will execute any and all instruments, releases, assignments and consents that may be reasonably required to fully implement the provisions of this Agreement. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, legal representatives, successors and assigns of the Employee.

         Section 5.10. Third Party Beneficiary. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto (other than the successors and assigns of a party hereto), and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any other person or entity except as aforesaid.

         Section 5.11. Additional Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, Employee agrees to execute and deliver such additional documents or perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement.

         Section 5.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall serve as an original for all purposes, but all copies of which shall constitute but one and the same Agreement.

         Section 5.13. Headings and Captions. The Article and Section headings and other captions contained in this Agreement are inserted only as a matter of convenience, do not form a part of this Agreement and in no way define, limit, extend or describe the scope, meaning, construction or effect of this Agreement or any provision hereof or the intent of the parties.

         Section 5.14. Enforcement. In the event it becomes necessary for any party hereto to file suit to enforce this Agreement or any provision contained herein, the prevailing party in such action shall be entitled to recover, in addition to all other remedies or damages, court costs, expenses of litigation and reasonable attorneys' fees incurred in such suit.

         Section 5.15. Business Days. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         Section 5.16.  Dispute Resolution.   If any dispute arises pursuant to
this Agreement or the interpretation thereof, the party believing such dispute exists shall provide written notice thereof and the reasons therefore to the other party. The parties shall then promptly meet and review such dispute. If they cannot agree on a resolution thereof within thirty (30) days after receipt of the notice of dispute, the dispute shall be settled by arbitration in accordance with the rules of the American Arbitration Association in Houston, Texas. The decision of the arbitration panel shall be final and binding upon the parties. In no event, however, shall any dispute, claim or disagreement arising under Article IV of this Agreement be submitted to arbitration pursuant to this Section 5.16 or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of April 15, 1997.

                                  BINDVIEW DEVELOPMENT CORPORATION



                                  By: /s/ Eric J. Pulaski
                                     ------------------------------------------
                                       Eric J. Pulaski, President



                                  EMPLOYEE:



                                      /s/ Scott R. Plantowsky
                                  ---------------------------------------------
                                       Scott R. Plantowsky

                                   EXHIBIT I


Businesses

Student Furniture Partnership I
Student Furniture Partnership II
Student Furniture Partnership III
Student Furniture Partnership IV
Student Furniture Partnership V
Plantowsky Family Limited Partnership
PFLP Holdings, Inc.
Max Capital Corporation
MK Capital Corporation
Plantowsky's Contract Furniture